                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))

[_]  Definitive Proxy Statement

[X]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                          IKON Office Solutions, Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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Notes:

                        [LOGO OF IKON OFFICE SOLUTIONS]

                               ----------------

                   Notice of Annual Meeting of Shareholders

                               February 21, 2001

                               ----------------

To the Shareholders of IKON Office Solutions, Inc. ("IKON" or the "Company"):

  You are invited to be present either in person or by proxy at the 2001 annual meeting of shareholders of IKON to be held at the Company's offices at 70 Valley Stream Parkway, Malvern, Pennsylvania 19355 on Wednesday, February 21, 2001, at 9:00 a.m. to consider and act upon the following proposals:

    1. To elect ten members of the Board of Directors to serve until the next annual meeting of shareholders and until their successors have been elected and qualified; and

    2. To transact such other business as may properly come before the meeting.

  Shareholders of record at the close of business on December 22, 2000 are entitled to vote at the annual meeting and any adjournments thereof. All shareholders are urged to attend the meeting or to vote by proxy.

  In order to attend the meeting, you must present an admission ticket or provide separate verification of share ownership. If you do not expect to attend the meeting in person, please sign and return the accompanying proxy in the enclosed postage prepaid envelope. If you later find that you can be present or for any other reason desire to revoke your proxy, you can do so at any time before the voting.

                                          /s/ James J. Forese
                                          Chairman and Chief Executive Officer

Malvern, Pennsylvania
January 4, 2001

                          IKON Office Solutions, Inc.
                                 P.O. Box 834
                     Valley Forge, Pennsylvania 19482-0834

                                PROXY STATEMENT

  This proxy statement is furnished in connection with the solicitation by the Board of Directors (the "Board") of IKON Office Solutions, Inc. ("IKON" or the "Company") of proxies to be voted at its annual meeting of shareholders on February 21, 2001 and all adjournments thereof. The proxy statement and proxy card will be first mailed to shareholders on or about January 4, 2001.

  Only holders of record of common stock at the close of business on December 22, 2000 will be entitled to vote. On that date, there were 141,698,352 shares of common stock outstanding. Each share of common stock entitles the holder thereof to one vote.

                             ELECTION OF DIRECTORS

Nominees for Election as Directors

  A Board consisting of ten directors is proposed to be elected to serve until the next annual meeting of shareholders and until their successors have been elected and qualified. The Board unanimously recommends a vote "For" the election of the ten nominees listed below. All of the nominees are now directors of IKON. Signed proxies not marked to the contrary will be voted "For" the election of all nominees for directors. The Board is not aware that any nominee named herein will be unable or unwilling to accept nomination or election. Should any nominee for the office of director become unable to accept nomination or election, the persons named in the proxy will vote for the election of such other person, if any, as the Board may recommend.

                                                                                      Year
                                                                                     became
          Name             Principal occupation or employment for past five years   director Age
          ----             ------------------------------------------------------   -------- ---
Judith M. Bell.......... President, Bell Retail Group (1994-Present); Managing        1998    64
                          Partner, Bell Retail Group (1995-Present); Managing
                          Partner, Bell's Market Grill (1984-Present); Proprietor,
                          The Men's Shop at the Broadmoor (1973-1999); Co-Proprie-
                          tor, A Short Story Inc. (1994-1999); President, United
                          States Golf Association (1996-1997) (also a director of
                          Hayden Hays Gallery, Southern Colorado Chapter of the
                          Arthritis Foundation and a Trustee of the El Pomar Foun-
                          dation; and Consulting Director, USGA Foundation (2000-
                          Present))

James R. Birle.......... Chairman, Resolute Partners, LLC, a private investment       1996    64
                          firm (1994- Present); General Partner, The Blackstone
                          Group (1988-1994) (also a director of Massachusetts Mu-
                          tual Life Insurance Company, The Connecticut Health and
                          Education Facilities Authority, Transparency Interna-
                          tional and a Trustee of Villanova University)

Philip E. Cushing....... Group Chief Executive, Vitec Group PLC, a British-based      1997    50
                          company in broadcast, video and photographic camera
                          equipment business (2000-Present); Group Chief Executive
                          (1996-1999), Group Managing Director (1995-1996), Direc-
                          tor-Services (1992-1995), Inchcape PLC, a British-based
                          international distribution business

                                                                                      Year
                                                                                     became
          Name             Principal occupation or employment for past five years   director Age
          ----             ------------------------------------------------------   -------- ---
James J. Forese......... Chairman of the Board (2000-Present), President and Chief    1998    65
                          Executive Officer (1998-Present), Executive Vice Presi-
                          dent of International Operations (1996-1998), Executive
                          Vice President and Chief Operating Officer (1996), IKON
                          Office Solutions, Inc.; IBM Vice President and Chairman
                          of IBM Credit Corporation (1993-1995), Vice President-
                          Finance, International Business Machines (1990-1993)
                          (also a director of American Management Systems and NUI
                          Corporation)

Robert M. Furek......... Chairman, State Board of Trustees, Hartford, Connecticut     1999    58
                          School System (1997-2000); Partner, Resolute Partners,
                          LLC, a Private investment firm (1997-Present); President
                          and Chief Executive Officer, Heublein, Inc. (1987-1996);
                          Executive Director of International Distillery and Vint-
                          ner (1992-1996) (also a director of Massachusetts Mutual
                          Life Insurance Company and a former director of Dexter
                          Corporation)

Thomas R. Gibson........ Chairman and Co-founder (1994-Present), Chairman, Chief      1999    58
                          Executive Officer and Co-Founder, Asbury Automotive
                          Group (1994-2000); President and Chief Executive Offi-
                          cer, Spectator Management Group, a stadium and arena
                          management company (1992-1994); President and Chief Op-
                          erating Officer, Subaru of America (1985-1992)

Richard A. Jalkut....... Lead Independent Director (2000-Present), Non-Executive      1996    56
                          Chairman, IKON Office Solutions, Inc. (1998-2000); Pres-
                          ident and Chief Executive Officer, PathNet, a telecommu-
                          nications company (1997- Present); President and Group
                          Executive, Nynex Telecommunications Group (1992-1997)
                          (also a director of HSBC-USA, Home Wireless Network and
                          DIGEX)

Arthur E. Johnson....... Vice President, Corporate Strategic Development, Lockheed    1999    53
                          Martin Corporation (1999-Present); President and Chief
                          Operating Officer, Lockheed Martin Information and Serv-
                          ices Sector (1997-1999); President, Lockheed Martin Sys-
                          tems Integration Group (1997); President, Lockheed Mar-
                          tin Federal System (1996-1997); Group Vice President,
                          Loral Federal System (1994-1996)

Kurt M. Landgraf........ President, Educational Testing Service (2000-Present);       2000    54
                          Executive Vice President and Chief Operating Officer,
                          E.I. DuPont de Nemours & Company (1998-2000); Chairman
                          of DuPont Europe (1997-2000) and The DuPont Pharmaceuti-
                          cal Company (1997-2000); Executive Vice President,
                          DuPont U.S. (1997-1998); Chief Financial Officer, E.I.
                          DuPont de Nemours & Company (1996-1997); President and
                          Chief Executive Officer, The DuPont Merck Pharmaceutical
                          Company (1993-1996) (also Chairman of the Board of
                          Christiana Care Health Services, Inc. and a director of
                          University of Delaware Research Foundation and the Dela-
                          ware Biotechnology Institute)

Marilyn Ware............ Chairman of the Board (1988-Present), Chairman of Execu-     2000    57
                          tive Committee (1989-Present), Vice Chairman of the
                          Board and Chairman of Compensation Committee, American
                          Water Works Company, Inc. (1984-1988); Manager, Amworks,
                          LLC (1996-Present); General Partner, Waterworks Associ-
                          ates, L.P. (1998-Present); General Partner, Ware Associ-
                          ates, L.P. (1998-Present); (also a director of CIGNA
                          Corporation)

Security Ownership

  As of December 1, 2000, shares of common stock of IKON were beneficially owned (as determined by rules of the Securities and Exchange Commission) by the current directors and nominees, by each of the individuals named in the Summary Compensation Table on page 10, by all current directors and executive officers of IKON as a group, and by each person or group known to beneficially own more than 5% of the outstanding shares of IKON, as follows:

                                                    Ownership
                             -------------------------------------------------------
                                                                          Percentage
                               Sole Voting     Shared Voting   Acquirable     of
                                   and             and/or        within   Ownership
                             Investment Power Investment Power  60 Days      (%)
                             ---------------- ---------------- ---------- ----------
   Judith M. Bell..........          3,003                0      36,163       *
   James R. Birle..........          6,970                0      61,781       *
   Philip E. Cushing.......          7,320                0      42,650       *
   James J. Forese.........        142,751            2,088     434,807       *
   Robert M. Furek.........         16,115                0      12,000       *
   David M. Gadra..........          5,803            4,567      27,281       *
   Thomas R. Gibson........         19,190                0      12,000       *
   Richard A. Jalkut.......         10,872                0      73,010       *
   Arthur E. Johnson.......            493                0      12,000       *
   Kurt M. Landgraf........            984                0      12,000       *
   Dennis P. LeStrange.....          9,873           11,915      50,730       *
   Don H. Liu..............         12,000            1,947      15,000       *
   Barbara A. Pellow.......          5,000            1,337      10,000       *
   William S. Urkiel.......         30,000            1,918      25,000       *
   Marilyn Ware............          1,000                0       1,000       *
   All current directors
    and executive officers
    as a group.............        277,695           44,181     844,379       *
   Barrow Hanley Mewhinney
    & Strauss(1)...........     13,561,410        3,364,100           0     11.890
     3232 McKinney Avenue,
      15th Floor
     Dallas, TX 75204-2429
   Capital Research &
    Management(2)..........              0       17,377,400           0     12.210
     333 South Hope Street,
      55th Floor
     Los Angeles, CA 21348-
      9200
   Jennison Associates,
    LLC(3).................              0        8,819,600           0      6.197
     466 Lexington Avenue
     New York, NY 10017

*  Less than 1%.
(1)  According to Schedule 13G filed on February 8, 2000.
(2) According to Schedule 13G filed on February 10, 2000.
(3) According to Schedule 13G filed on October 6, 2000.

Section 16(a) Beneficial Ownership Reporting Compliance

  For the fiscal year ended September 30, 2000, IKON believes all reports required to be filed pursuant to Section 16(a) of the Securities Exchange Act of 1934 on behalf of IKON's directors and executive officers to reflect beneficial ownership of IKON's securities were timely filed. Mr. Jalkut was required to file a report on Form 4 for the month of July, 2000 in order to report the cancellation of 32,080 shares of IKON common stock as a result of adjustment in his compensation due to a change in Mr. Jalkut's responsibilities on IKON's Board.

Committees of the Board of Directors; Meetings

  During fiscal 2000, there were four standing committees of the Board: the Audit Committee, the Human Resources Committee, the Investment and Strategy Committee and the Executive Committee. Between meetings of the Board, certain of its powers may be exercised by these standing committees, and these committees, as well as the Board, sometimes act by unanimous written consent. A description of the foregoing committees and their composition follows.

  The Audit Committee is chaired by Mr. Birle and, effective January, 2001, will be chaired by Mr. Landgraf. Messrs. Birle, Cushing, Landgraf, and Gibson are members of this Committee. Its functions are to review the report of IKON's independent auditors relating to their audit of the financial statements of IKON, and to review and discuss internal financial controls and accounting procedures with both the independent auditors and the internal auditors. The Audit Committee met six times during the fiscal year ended September 30, 2000.

  The Human Resources Committee is chaired by Mr. Furek. Mr. Jalkut, Mr. Johnson, Ms. Bell and Ms. Ware are also members of this Committee. Ms. Ware is a new director and received a committee appointment in July, 2000. The Committee is responsible for reviewing and evaluating persons who are suggested as nominees for election as members of the Board or as executive officers of the Company, and for making recommendations to the Board concerning such nominees. The Human Resources Committee is also responsible for evaluating the performance of the Chief Executive Officer, setting policies regarding executive compensation and determining the salaries and other compensation of each of the executive officers of the Company (See "Human Resources Committee Report on Executive Compensation" on page 6). The Committee has all of the powers and exercises all of the duties of the Board of Directors as described in the Company's stock option, stock purchase, deferred compensation and other similar plans. The Human Resources Committee met four times during the fiscal year ended September 30, 2000.

  The Investment and Strategy Committee is chaired by Mr. Cushing. Messrs. Gibson, Johnson and Landgraf are also members of this Committee. Its functions are to review and approve acquisitions and divestitures of businesses, and to recommend to the Board the issuance of stock or debt with respect thereto, to approve capital expenditures and to review investment-related activity and business strategy and direction of the Company. The Investment and Strategy Committee met once during the fiscal year ended September 30, 2000. Most of the Committee's functions were performed by the full Board.

  The Executive Committee is co-chaired by Messrs. Jalkut and Birle. Messrs. Forese, Furek and Gibson are also members of the Committee. The Executive Committee has been granted and exercises the powers of the Board between regular meetings of the Board. The Executive Committee met twice during the fiscal year ended September 30, 2000.

  During the fiscal year ended September 30, 2000, the Board met twelve times. Each director attended at least 75% of the total number of each of the meetings of the Board and the meetings of the committees on which he or she served.

                       PERFORMANCE OF IKON COMMON STOCK

  The following graph compares the cumulative total shareholder return of IKON common stock with the cumulative total return of: (i) the Standard & Poor's 500 Stock Index; (ii) an industry peer group consisting of the following companies: Danka Business Systems, Inc., Global Imaging Systems, Inc., Hewlett Packard Company, Lanier Worldwide, Inc., Lexmark International Group, Inc., Pitney Bowes, Inc., and Xerox Corporation (the "Peer Group"); and (iii) Russell 2000 Index. Cumulative total shareholder return is measured by assuming an investment of $100 made on October 1, 1995 (with dividends reinvested). The newly selected Russell 2000 Index was chosen because as of June 28, 2000, Standard & Poor's announced that IKON was being replaced on the S&P 500 Index with another company. IKON is now a member of the Russell 2000 Index, which will replace the S&P 500 Index as its broad equity index for fiscal 2001.

                         [CHART OF IKON COMMON STOCK]
                           CUMULATIVE TOTAL RETURN
         Based Upon an initial investment of $100 on September 30, 1995 with dividends reinvested
                                   [GRAPH]
                                Sep-95  Sep-96  Sep-97  Sep-98  Sep-99  Sep-00

Ikon Office Solutions              $100    $119     $76     $22     $33     $12
S&P 500(R)                         $100    $120    $169    $184    $236    $267
Russell 200(R) Index               $100    $113    $151    $122    $145    $179
Custom Composite Index (7 Stocks)  $100    $121    $182    $173    $239    $207
SOURCE: GEORGESON SHAREHOLDER COMMUNICATIONS INC.

  On December 31, 1996, the Company completed a spin-off of its wholly-owned subsidiary, Unisource Worldwide, Inc. ("Unisource"), its paper and supply systems distribution business, by distributing a tax-free dividend to the Company's shareholders consisting of all of the common shares of Unisource. In the graph shown above, the prices for the Company's common stock for the period from October 1, 1995 through December 31, 1996 have been adjusted downward by an amount equal to the value of the Unisource dividend, measured as of the date of the spin-off.

                 COMMITTEE REPORTS AND EXECUTIVE COMPENSATION

Audit Committee Report

  The Audit Committee of the Board is responsible for providing independent, objective oversight of the Company's accounting functions and internal controls. The Audit Committee is composed of independent directors, and acts under a written charter adopted and approved by the Board of Directors in April 2000. Each of the members of the Audit Committee is independent, as defined by the New York Stock Exchange listing standards. A copy of the Audit Committee Charter is attached to this Proxy Statement as Appendix A.

  The responsibilities of the Audit Committee include recommending to the Board an accounting firm to be engaged as the Company's independent accountants. The Audit Committee is responsible for recommending to the Board that the Company's financial statements be included in it's annual report. The Audit Committee took a number of steps in making this recommendation for fiscal year 2000. First, the Audit Committee discussed with PricewaterhouseCoopers LLP ("PwC"), the Company's independent accountants for fiscal 2000, those matters required to be discussed by Statement on Auditing Standards. No. 61, including information regarding the scope and results of the audit. These communications and discussions are intended to assist the Audit Committee in overseeing the financial reporting and disclosure process. Second, the Audit Committee discussed with PwC its independence and received from PwC a letter concerning independence as required under applicable independence standards for auditors of public companies. This discussion and disclosure assisted the Audit Committee in evaluating such independence. Finally, the Audit Committee reviewed and discussed, with the Company's management and PwC, the Company's audited consolidated balance sheets at September 30, 2000, and consolidated statements of income, cash flows and stockholders' equity for the fiscal year ended September 30, 2000. Based on the discussions with PwC concerning the audit, the independence discussions, and the financial statement review, and such other matters deemed relevant and appropriate by the Audit Committee, the Audit Committee recommended to the Board that the Company's financial statements be included in it's 2000 Annual Report on Form 10-K.

  The Audit Committee of the Board of Directors

  James R. Birle (Chairman)
  Philip E. Cushing
  Thomas R. Gibson
  Kurt M. Landgraf

Human Resources Committee Report on Executive Compensation

  The Company's executive compensation program is administered by the Human Resources Committee of the Board, which has responsibility for all aspects of the compensation program for the executive officers of the Company. The Human Resources Committee is comprised of the directors listed at the end of this report, none of whom is an employee of the Company and each of whom qualifies as a non-employee director for purposes of Rule 16b-3 under the Securities Exchange Act of 1934, as amended, and an outside director for purposes of
Section 162(m) of the Internal Revenue Code (the "Code").

  A key objective of the Committee is to establish and administer programs which attract and retain key executives, and to align their compensation with IKON's performance, business strategies and growth in shareholder value. To this end, the Committee has established, and the Board has endorsed, an executive compensation philosophy which includes the following elements:

  --A "pay-for-performance" orientation under which compensation reflects corporate and individual performance;

  --An emphasis on stock incentives to closely align the interest of executives with the long-term interests of shareholders;

  --An emphasis on total compensation under which base salaries are generally set at or near competitive levels but which motivates and rewards executives with total compensation, including incentive programs, at or above competitive levels if corporate and/or individual performance is superior;

  --An appropriate balance of short-term and long-term compensation which facilitates retention of talented executives, rewards long-term strategic planning, and encourages IKON stock ownership;

  --Recognition that as an executive's level of responsibility increases, a greater portion of the total compensation opportunity should be based on stock and other performance incentives and less on salary and benefits; and

  --Recognition that selective use of executive employment, noncompete and change-in-control agreements will enable IKON to attract and retain talented key executives, and will enable management to place its exclusive focus on strategic planning and operational issues affecting the business.

  As a matter of policy, the Committee has structured the Company's executive compensation plans so that cash and option awards under such plans generally will be excluded from compensation subject to the $1,000,000 deduction limit of Section 162(m) of the Code, subject to consideration of other corporate objectives.

  The primary components of the Company's executive compensation program are
(a) base salaries; (b) annual cash bonus opportunities; (c) long-term incentive opportunities; and (d) executive employment, noncompete and change-in-control agreements.

Base Salaries

  Base salaries for executive officers are established at the beginning of the term of the executive's employment contract based on a comparison to competitive market levels for the executive's job function. During the term of the contract, the executive's base salary is subject to upward adjustment on the basis of individual, and corporate performance, as well as competitive, inflationary and internal equity considerations. Prior to expiration of the contract term, the Committee evaluates the executive's contribution to the Company, makes a determination as to whether to continue the executive in his or her current position, and reviews the executive's current base salary (in light of current market levels and the executive's performance) to determine whether such base salary should be adjusted upward or downward.

  In determining the compensation of the Company's executives, the Committee has considered the relevant market not to be limited to the companies included in the industry peer group used for the performance graph on page 5. Because of the Company's previous distribution focus, the companies considered to be comparable to IKON for compensation purposes have historically included a broad cross-section of companies which are representative of distribution companies generally.

  In setting the base salary of $825,000 for Mr. Forese for fiscal 2000 (pursuant to the negotiation of his employment contract), the Committee evaluated the factors described above, which are used for setting compensation generally. Mr. Forese's record and leadership abilities as the Company's President and Chief Executive Officer, and previously as Executive Vice President and President of International Operations, and Mr. Forese's success in implementing corporate initiatives to restructure the Company, grow revenues, reduce costs and increase organizational discipline during the 2000 fiscal year.

Annual Bonus

  Annual bonus payments to executive officers are awarded pursuant to the IKON Office Solutions, Inc. Annual Bonus Plan, and are based on corporate performance compared to the targets established for the year. These annual bonus payments are in amounts equal to a percentage of base salary. For fiscal 2000, the Committee determined that annual bonus targets for executive officers, including the individuals named in the Summary Compensation Table, would be based on achievement of operating income, cash flow and revenue targets for the Company.

  In addition to the bonus amounts described above, if certain executive officers deliver outstanding business unit and individual performance, they are eligible to earn a discretionary "overachievement" bonus in amounts equal to a percentage of their base salary. In order to receive this additional overachievement bonus, the executive must demonstrate outstanding execution of operational plan and individual performance criteria.

  For fiscal 2000, Mr. Forese received a bonus of $712,800, which represents 57.6% of his fiscal 2000 bonus opportunity, based on achievement of a 70.9% of the Company's pre-established operating income target; 142.8% of the Company's pre-established cash flow target, and 98.8% of the Company's pre-established revenue growth target. For the other executive officers named in the Summary Compensation Table, bonus awards for fiscal 2000 were based on the Company's performance described above.

Long Term Incentive Compensation

 LTIP Cash Awards

  Cash awards are granted pursuant to the IKON Office Solutions, Inc. Long Term Incentive Compensation Plan ("LTIP"), and vest only if certain performance criteria are met. The executive's entitlement to receive an LTIP cash award is based on the achievement of objective performance goals over successive three-year periods (with a new three-year period beginning every fiscal year), and LTIP cash awards, if vested, are paid at the end of each such three-year period. In fiscal 2000, no executive officer was eligible to earn an LTIP cash award.

 Restricted Stock Awards

  Restricted stock awards are granted pursuant to the LTIP, and vest only if the executive remains in the continuous employment of IKON through the applicable vesting date. Such awards are made in order to reward performance that contributes to IKON's success, and in order to attract, motivate and retain qualified senior executives. The shares of IKON common stock underlying the restricted stock award generally are issued and distributed in equal annual installments over a three-year period beginning on the third anniversary of the grant date, if the executive remains a full-time active employee of the Company on the applicable distribution date. During fiscal 2000, all of the individuals named in the Summary Compensation Table on page 10 received restricted stock awards, in amounts set forth in such table.

 Stock Options

  Stock options are granted as a reward for past performance and as motivation for future performance which maximizes shareholder value. Stock options are generally granted for ten-year terms and vest over specified employment periods. Stock options generally have an exercise price equal to the fair market value of IKON common stock on the date of grant, although, in order to provide an incentive to Mr. Forese to deliver performance which increases shareholder value, certain options granted to Mr. Forese pursuant to his employment contract have exercise prices above fair market value, as set forth in the Option Grant Table on page 11.

  On January 21, 2000 Mr. Forese, received an option grant as an incentive for future performance. The amount of such option grant is set forth in the Summary Compensation Table on page 10. In addition, during fiscal 2000, Ms. Pellow received an option grant in connection with her appointment as an executive officer of the Company.

Employment Contracts

  The Committee believes that the selective use of employment, non-compete and change-in-control contracts provides leadership continuity which benefits the Company's shareholders and employees, and safeguards the Company against the risks associated with former key executives entering into certain competitive business or employment relationships. In addition, such contracts allow senior management to focus exclusively on strategic planning and financial and operational issues affecting the business, and create an incentive for executives to drive performance which will contribute to shareholder value and future growth. Accordingly, employment and non-compete agreements are in place with Messrs. Forese, Urkiel, LeStrange, Gadra, Liu, Ms. Pellow and certain other senior executives. In addition, change-in-control arrangements are in place with certain other senior executives, including all of the current executives named in the Summary Compensation Table. For further information on executive employment, non-compete and change-in-control contracts see "Change-in-Control Arrangements, Executive Employment Contracts and Severance Arrangements" beginning on page 12.

Summary of Compensation Philosophy

  The Committee is firmly committed to the ongoing review and evaluation of the Company's executive compensation practices. The Committee believes that such review will ensure that IKON's pay practices are in keeping with the practices of comparable companies and will ensure that such practices create significant performance incentives for executives while maximizing shareholder value.

  The Human Resources Committee of the Board of Directors

  Robert M. Furek (Chairman)
  Richard A. Jalkut
  Judith M. Bell
  Arthur E. Johnson
  Marilyn Ware

Summary of Executive Compensation

  The following table sets forth information concerning compensation paid by the Company during the fiscal years ended September 30, 2000, 1999 and 1998 to: 1) James J. Forese, Chairman and Chief Executive Officer of the Company, and 2) each of the next five most highly compensated executive officers of the Company as of September 30, 2000.

                          SUMMARY COMPENSATION TABLE
-------------------------------------------------------------------------------

                                   Annual Compensation(2)                 Long-Term Compensation
                     ----------------------------------------------------------------------------------------
                                                                    Awards                  Payouts
                                                             --------------------- --------------------------
                                                             Securities Restricted                All Other
     Name And Principal     Fiscal                           Underlying   Stock        LTIP      Compensation
        Position(1)          Year   Salary($)    Bonus($)     Options     Awards   Payouts($)(3)    ($)(4)
     ------------------     ------ -----------  -----------  ---------- ---------- ------------- ------------
  James J. Forese            2000       825,000     712,800   191,000    129,250            0       26,334
   Chairman and              1999       750,000     750,000   635,000     12,500            0       18,760
   Chief Executive Officer   1998       450,000           0    13,500          0      194,375       42,922

  David M. Gadra             2000       290,000     141,960         0     25,000            0        6,834
   Senior Vice President
    and                      1999       270,000     170,000    30,000     15,000            0       11,872
   Chief Information
    Officer                  1998       234,167           0     9,100          0            0       29,450

  Dennis P. LeStrange        2000       335,000     194,000         0     40,000            0       13,879
   Senior Vice President,    1999       287,192     200,000    40,000     20,000            0      304,944
   IKON North America        1998       228,231     244,000    59,000          0            0      210,693

  Don H. Liu                 2000       300,000     135,200         0     25,000            0        6,834
   Senior Vice President
    and                      1999       141,555      92,000    75,000     25,000            0        1,394
   General Counsel

  Barbara A. Pellow          2000       275,000     155,200    50,000     55,000            0        7,035
   Senior Vice President,    1999         5,289           0         0          0            0            0
   Marketing

  William S. Urkiel          2000       400,000     232,800         0     30,000            0       76,821
   Senior Vice President
    and                      1999       145,385     150,000   125,000     50,000            0        3,711
   Chief Financial Officer

(1) During the first half of fiscal 1998, Mr. Forese was Executive Vice President and President of International Operations, and in July 1998, he assumed the position of President and Chief Executive Officer. During the second half of fiscal 2000, Mr. Forese assumed the additional position of Chairman. During the first half of fiscal 1998, Mr. LeStrange was President of IKON's Northeast District; in August 1998, he became Senior Vice President-Marketing of IKON Business Services, and in May 1999, he was promoted to the position described above. During a portion of fiscal 1999 and during fiscal 2000, each of Mr. Urkiel, Mr. Liu, and Ms. Pellow assumed the positions described above. No disclosure of salary information is included for Mr. Liu, Ms. Pellow and Mr. Urkiel for fiscal 1998 as such individuals were not employees of the Company at such time.
(2) During fiscal 1999, Mr. Liu, Ms. Pellow and Mr. Urkiel received a pro-rata share of their respective salaries and, for Messrs. Liu and Urkiel, of their respective bonuses.
(3) LTIP payouts for fiscal 1998 were distributed in the form of cash. For fiscal 1998, an LTIP payout represents awards attributable to fiscal 1995 and/or 1996 performance. During fiscal 1999 and 2000, there were no LTIP payouts.
(4) Includes the value of shares of IKON common stock purchased with matching company contributions under IKON's 401K Plan, calculated as of the date of purchase. For fiscal 2000, such matching company contributions were as follows: James J. Forese--$6,834; David M. Gadra-- $6,834, Dennis P. LeStrange--$6,834, Don H. Liu--$6,834, Barbara A. Pellow--$7,035, and William S. Urkiel--$6,683. For Mr. LeStrange, the remaining amounts represent relocation compensation (including a gross-up for taxes) totaling $262,326 in 1999 and $151,400 in 1998 (as further described under Executive Employment Contracts and Severance Arrangements on page 13), and an automobile allowance of $7,045 for fiscal 2000 and $6,000 for fiscal 1999 and 1998. For Mr. Forese, the remaining amount represents an automobile allowance of $19,500 for fiscal 2000. For Mr. Urkiel, the remaining amount represents moving and relocation assistance in the amount of $70,138 in connection with his 1999 relocation to the Company's headquarters in Pennsylvania (as described under Executive Employment Contracts and Severance Arrangements on pages 13 through 15).

Option Grants

  The following table shows option grants to the individuals named in the Summary Compensation Table during the fiscal year ended September 30, 2000:

                       Option Grants in Last Fiscal Year
-------------------------------------------------------------------------------

                                        % of Total
                            Number of    Options
                           Securities   Granted to Exercise
                           Underlying   Employees  or Base               Grant
                             Options    in Fiscal   Price   Expiration   Date
            Name           Granted (#)   Year (%)   ($/Sh)     Date    Value ($)
            ----           -----------  ---------- -------- ---------- ---------
  James J. Forese.........   191,000(1)    5.51     9.125   01/21/2010  775,460
  Barbara A. Pellow.......    50,000(2)    1.44     9.625   10/20/2009  214,000

(1) These nonqualified stock options were granted at an exercise price equal to the fair market value of IKON common stock on the date of grant. The present value of each stock option was $4.06 on the date of grant, calculated using the Black-Scholes option valuation methodology, based on the following assumptions: (a) ten-year option term; (b) the options become exercisable 20% per year beginning on the first anniversary of the date of grant; (c) 6.80% expected risk-free rate of return; (d) 49.7% expected volatility; and (e) 1.75% expected dividend yield.
(2) The above figure represents two grants of nonqualified stock options each to purchase 25,000 shares of common stock. These options were granted at an exercise price equal to the fair market value of IKON common stock on the date of grant. The present value of each stock option was $4.28 on the date of grant, calculated using the Black-Scholes option valuation methodology, based on the following assumptions: (a) ten-year option term;
    (b) the options become exercisable 20% on the first anniversary of the date of grant; (c) 6.41% expected risk-free rate of return; (d) 48.9% expected volatility; and (e) 1.66% expected dividend yield.

Option Exercises

  The individuals named in the Summary Compensation Table did not exercise any options during the fiscal year ended September 30, 2000.

Pension Plan and Supplemental Retirement Plans

  IKON employees who are United States residents and who meet certain age and service requirements (other than certain individuals who were previously employed by IKON's Technology Services group) are participants in a pension plan (the "Pension Plan"), which provides to eligible retired employees at age 65 annual pension benefits equal to the number of years of credited service multiplied by 1% of average annual compensation earned during the three consecutive years within the employee's last ten years of participation in the Pension Plan which yield the highest average. All Pension Plan costs are paid by IKON and the Pension Plan and benefits thereunder are funded on an actuarial basis. The years of credited service as of September 30, 2000 for the individuals named in the Summary Compensation Table were: James J. Forese--4.8 years; David M. Gadra--4.2 years; Dennis P. LeStrange--12.8 years; Don Liu--
1.6 years; Barbara Pellow--0 years, and William Urkiel--0 years. Since the Pension Plan imposes a one-year service requirement, Ms. Pellow and Mr. Urkiel did not become participants until October 1, 2000. Therefore, as of September 30, 2000, they had no years of credited service. Pursuant to the terms of the Pension Plan, once Mr. Urkiel and Ms. Pellow become participants of the Pension Plan, credited service is granted retroactive to date of hire.

  IKON also sponsors a non-qualified Supplemental Executive Retirement Plan ("SERP"). Coverage under the SERP is limited to participants in the Pension Plan who are not commissioned sales employees and whose benefits under the Pension Plan are limited because of (a) restrictions imposed by the Code on the amount of benefits which may be paid from a tax-qualified plan, (b) restrictions imposed by the Code on the amount of an employee's compensation that may be taken into account in calculating benefits to be paid from a tax-qualified plan, or (c) any reductions in the amount of compensation taken into account under the Pension Plan because of an employee's participation in certain deferred compensation plans sponsored by IKON or one of its participating subsidiaries. The SERP provides for a supplement to the annual pension paid under the Pension Plan to participants who attain early or normal retirement under the Pension Plan or who suffer a total and permanent disability while employed by IKON or one of its participating subsidiaries and to the pre-retirement death benefits payable under the Pension Plan on behalf of such participants who die with a vested interest in the Pension Plan. The amount of the supplement will be the difference, if any, between the pension or pre-retirement death benefit paid under the Pension Plan and that which would otherwise have been payable but for the restrictions imposed by the Code and any reduction in the participant's compensation for purposes of the Pension Plan because of his participation in certain deferred compensation plans of IKON or one of its participating subsidiaries. The maximum amount of annual compensation upon which such supplement may be based is $500,000 per participant.

  The following table shows estimated annual retirement benefits that would be payable to participants under IKON's Pension Plan and, if applicable, the SERP, upon normal retirement at age 65 under various assumptions as to final average annual compensation and years of credited service and on the assumption that benefits will be paid in the form of a single life annuity. The benefits are not subject to any deduction for Social Security benefits.

                      Estimated Annual Retirement Benefits
   ---------------------------------------------------------------------------
                                            Years of Credited Service
                                    ------------------------------------------
   Final Average Compensation          5      10       20       30       35
   --------------------------       ------- ------- -------- -------- --------
   $200,000........................ $10,000 $20,000 $ 40,000 $ 60,000 $ 70,000
    250,000........................  12,500  25,000   50,000   75,000   87,500
    300,000........................  15,000  30,000   60,000   90,000  105,000
    400,000........................  20,000  40,000   80,000  120,000  140,000
    500,000 or above...............  25,000  50,000  100,000  150,000  175,000

  Covered compensation under the Pension Plan and SERP of individuals named in the Summary Compensation Table includes salary and bonus as set forth in the Summary Compensation Table.

Change-in-Control Arrangements, Executive Employment Contracts and Severance Arrangements

 Change-in-Control Arrangements--Employee Benefit Plans and Executive
Arrangements

  IKON's stock option plans, deferred compensation plans, LTIP and supplemental executive retirement plan provide for accelerated vesting (and, for certain plans, accelerated payout of benefits) for all participants upon a change-in-control. In addition, accelerated vesting is provided to participants in the Company's 401(k) plan and Pension Plan upon a change-in-control followed by the participant's involuntary employment termination within two years following the change-in-control.

  The Committee has authorized change-in-control agreements with senior executive officers and other key executives. For Messrs. LeStrange, Gadra, Urkiel, Liu, and Ms. Pellow, the agreements provide that, in the event of a change-in-control (or, in some circumstances, a potential change-in-control) followed by the executive's involuntary termination of employment (or termination of employment by the executive for good reason) within two years after such change-in-control, the executive will receive the following: 1) full vesting in IKON's restricted stock, stock options and 401(k) plan (if participating in such plans), 2) the executive's annual bonus opportunity for the year in which termination occurs, prorated to the date of termination, 3) a severance benefit equal to two times salary and two times bonus opportunity,
4) continued group hospitalization, health, dental care, life insurance, disability insurance and participation in other employee benefit plans for two years, 5) an amount equal to the benefit associated with two years of credited service under the Company's pension plans, 6) an amount equal to the value of two years of company contributions under the 401(k) plan (if participating), payment obligation to the Company, and 7) reimbursement for excise taxes (if any) payable as a result of benefits received upon a change-in-control. In the event that the terms of any employee benefit plan require vesting or payment upon an earlier date than the executive's change-in-control agreement, the earlier date will prevail. The change-in-control agreements further provide that, in the event of a change-in-control (or, in some circumstances, a potential change-in-control), followed by the executive's involuntary termination of employment (or termination by the executive for good reason) within two years following the change-in-control, any noncompete restrictions otherwise applicable to the executive shall be void.

  The employment contract for Mr. Forese contains change-in-control provisions which are identical to the provisions in the executive change-in-control arrangements described above, except that, upon involuntary employment termination within two years following a change-in-control, Mr. Forese will receive a severance benefit equal to three times salary and three times maximum bonus. Mr. Forese will also receive continued group hospitalization, health, dental care, life insurance, disability insurance and participation in other employee benefit plans for three years, and will receive an amount equal to three years of company contributions or credited service under the Company's 401(k) plan and pension plans. Mr. Forese will also be entitled to the continued right to exercise each outstanding stock option (except the special stock option to purchase 500,000 shares granted to Mr. Forese pursuant to his employment contract, referred to below as "Special Stock Option") for the lesser of two years or the remainder of its stated term, and he will be entitled to exercise the Special Stock Option for the lesser of five years or the remainder of its stated term. Mr. Forese is subject to nonsolicitation and noncompetition restrictions upon employment termination except under certain circumstances following a change-in-control.

 Executive Employment Contracts and Severance Arrangements

  The following describes the executive employment contracts and severance arrangements which are in place for the current executives named in the Summary Compensation Table on page 10.

 James J. Forese

  Mr. Forese executed a three-year employment contract with the Company effective October 1, 1998, subject to two annual automatic renewal provisions after expiration of the initial term unless either Mr. Forese or the Company provide appropriate notice of an intention not to renew. Mr. Forese's annual salary for fiscal 2000 was $825,000, and pursuant to the contract, it is subject to annual increase in the discretion of the Human Resources Committee. The contract also provides that Mr. Forese shall be eligible to earn an annual bonus of at least 150% of annual salary (subject to achievement of applicable performance goals). Mr. Forese is also eligible to receive cash awards pursuant to the Company's LTIP, ranging from 90% to 180% of his base salary (upon achievement of certain performance goals), and a corresponding option grant. For the LTIP plan period from October 1, 1998 through September 30, 2001 (1999-2001 LTIP), Mr. Forese is eligible to receive a maximum cash award of $1,012,500, and received a corresponding grant of 135,000 options.

  If Mr. Forese voluntarily terminates employment during the term of the contract (in circumstances that do not constitute a constructive termination without cause), or is terminated for cause, no severance benefit is provided and Mr. Forese shall forfeit all stock options not exercisable on the termination date. Absent a change-in-control (or, in certain circumstances, a potential change-in-control), if Mr. Forese's employment is terminated without cause (or due to constructive discharge without cause), Mr. Forese will receive: 1) base salary continuation through the later of September 30, 2001 or the second anniversary of his termination date, 2) a pro rata bonus for the year of termination, 3) bonus payments for a two-year period after termination, 4) the right to exercise any outstanding stock option, other than the Special Stock Option, for a three-month period following employment termination or the option's stated term, 5) the right to exercise the Special Stock Option for the lesser of five years or the remainder of its stated term, 6) an accelerated LTIP payout for all outstanding plan periods, and 7) continued participation in medical, dental, vision, hospitalization, disability, life insurance coverage and other employee benefit plans through the later of September 30, 2001 or the second anniversary of his termination date. If Mr. Forese's employment is terminated for death or disability, Mr. Forese will receive: 1) base salary continuation through the month of termination; 2) a pro rata bonus for the year of termination; 3) the right to exercise any outstanding stock option, other than the Special Stock Option, for a twelve-month period following employment termination, all such options to become fully exercisable as of the termination date; 4) the right to exercise the Special Stock Option for the lesser of five years or the remainder of its stated term; 5) pro rata LTIP payments; and 6) (if for disability) continued participation in medical, dental, vision, hospitalization, disability, life insurance coverage and other employee benefit plans through age 65. Mr. Forese's contract also provides that Mr. Forese is subject to noncompetition and nonsolicitation restrictions upon employment termination except under certain circumstances following a change-in-control or potential change-in-control.

  Finally, Mr. Forese's employment contract contains certain additional provisions regarding payment of benefits upon employment termination following a change-in-control (or, in certain circumstances, a potential change-in-control), which are further described under "Change-in-Control Arrangements-- Employee Benefit Plans and Executive Arrangements," beginning on page 12.

 Other Senior Executive Officers

  Each of the Company's other senior executive officers named in the Summary Compensation Table on page 10, have executed a two year employment contract. Each contract provides for a minimum annual base salary for the given fiscal year listed in the Summary Compensation Table, a target bonus opportunity ("Target Bonus Opportunity"), and an additional overachievement bonus award ("Overachievement Bonus Opportunity"). If any executive officer's employment is involuntarily terminated by the Company without cause during the contract term, he will receive a severance benefit equal to the base salary for two years following the date of termination, pro-rata bonus for the fiscal year in which his employment terminates, immediate vesting under the Company's retirement and deferred compensation plans and continued participation in the Company's group hospitalization, health, dental care, life insurance, disability and other employee benefit plans for two years following the date of termination, and have the right to exercise all exercisable options for a period of 3 months after termination. If any executive officer's employment is terminated due to death or disability, he shall be entitled to the same benefits as set forth above for a termination without cause except that he will also have all shares of restricted stock immediately distributed upon termination and the right to exercise all unexercised options for a period of 12 months following termination, all such options to become fully vested upon the termination date. If any executive officer voluntarily terminates employment during the term, or is terminated for cause, he shall be entitled to receive unpaid base salary until the date of termination, and any unpaid accrued bonus and benefits under the Company's benefit plans as of the date of termination, and the right to exercise the vested options for a period of 30 days. Unless otherwise determined by the Human Resources Committee or except as set forth below, all unvested options will be forfeited upon any termination of employment (other than due to death, disability or a change-in-control) and each executive officer is subject to non-competition and non-solicitation restrictions upon employment termination except under certain circumstances following a change-in-control (or in certain circumstances, a potential change-in-control).

  Mr. Gadra's employment contract is effective April 1, 2000 and provides for a Target Bonus Opportunity of at least $210,000 and an Overachievement Bonus Opportunity of up to $105,000. Mr. LeStrange's employment contract is effective January 1, 2000 and provides for a Target Bonus Opportunity of at least $250,000. Mr. LeStrange also receives certain fringe benefits pursuant to his employment contract. Mr. Liu's employment contract is effective March 15, 1999 and provides for a Target Bonus Opportunity of at least $200,000. Pursuant to Mr. Liu's employment contract, he received a grant of 25,000 shares of restricted common stock ("Restricted Stock") payable over a period of five years in three equal annual installments commencing March 15, 2002, provided that Mr. Liu is a full-time active employee of the Company on each distribution date. Mr. Liu also received a one-time special grant of 40,000 stock options ("Special Stock Options") and a regular grant of 35,000 stock options as of March 15, 1999, each grant exercisable over a period of five years in five equal annual installments commencing on March 15, 2000. Ms. Pellow's employment contract is effective August 5, 1999 and provides for a Target Bonus Opportunity of at least $200,000. Pursuant to Ms. Pellow's employment contract, she received a grant of 25,000 shares of Restricted Stock payable over a period of five years in three equal annual installments commencing September 13, 2002, provided that Ms. Pellow is a full-time active employee of the Company on each distribution date. Ms. Pellow also received a one-time grant of 25,000 Special Stock Options and a regular grant of 25,000 stock options on October 20, 1999, each grant exercisable over a period of five years in five equal annual installments commencing on the grant date. Mr. Urkiel's employment contract is effective May 10, 1999 and provides a Target Bonus Opportunity of at least $300,000 and an Overachievement Bonus Opportunity of up to $150,000. Pursuant to Mr. Urkiel's employment contract, he received a grant of 50,000 shares of Restricted Stock payable as follows: (1) 25,000 shares over a period of five years in three equal annual installments commencing May 10, 2002, (2) 12,500 shares on May 10, 2004, and (3) 12,500 shares on May 10, 2009, provided that Mr. Urkiel is a full-time active employee of the Company on each distribution date. Mr. Urkiel also received a one-time grant of 50,000 Special Stock Options and a regular grant of 75,000 stock options as of May 10, 1999, each grant exercisable over a period of five years in five equal annual installments commencing on May 10, 2000. Mr. Urkiel also received moving and relocation assistance in connection with his 1999 relocation to the Company's headquarters in Pennsylvania. In addition, for each of Mr. Liu, Ms. Pellow and Mr. Urkiel, upon involuntary termination of employment by the Company without cause, all shares of their respective Restricted Stock shall immediately vest and the unvested Special Stock Options shall become fully exercisable for a period of two years following the termination date.

Directors' Compensation

  The Company's 2000 directors' compensation year began on February 1, 2000 and will end on January 31, 2001. All independent directors receive a base director's fee of $30,000 per year for service on the Board. No attendance fees are paid for attendance at regularly scheduled Board and committee meetings, but a fee of $1,000 per meeting is paid for attendance at special meetings. In addition to the foregoing base director's fee, during the 2000 directors' compensation year, Mr. Jalkut received a fee of $42,500 for serving as Non-Executive Chairman and Co-Chairman of the Executive Committee during the first quarter of 2000 directors' compensation year, $26,250 for serving as Lead Independent Director and Co-Chairman of the Executive Committee during the remaining three quarters of 2000 directors' compensation year and $750 for serving as Chairman of the Human Resources Committee during the first quarter of 2000 directors' compensation year. Mr. Birle received a fee of $38,000 for serving as Chairman of the Audit Committee and Co-Chairman of the Executive Committee, Mr. Cushing received a fee of $3,000 for serving as Chairman of the Investment and Strategy Committee, and Mr. Furek received a fee of $2,250 for serving as Chairman of the Human Resources Committee during the last three quarters of 2000 directors' compensation year. All of the Company's non-employee directors elected to receive the foregoing fees in the form of options to purchase IKON common stock (as further described below under "Option Grants in Respect of Directors' Fees"), except that Mr. Cushing and Ms. Ware received all fees in cash and Mr. Jalkut received $49,750 of the foregoing fees in cash.

  For the directors' compensation year beginning on February 1, 2001, the Company expects that the directors' fees as described above will remain substantially unchanged.

 Option Grants in Respect of Directors' Fees

  IKON's Stock Option Plan for Non-Employee Directors (the "Directors' Option Plan") enables directors of IKON to receive all or a portion of their directors' fees in the form of options to purchase IKON common stock. The exercise price of such options equals 100% of the fair market value of IKON common stock on the date of grant, with 25% of the exercise price payable with directors' fees applied to the option exercise price at the time of grant, and the remaining 75% payable in cash upon exercise. The Directors' Option Plan provides for an annual grant of such stock options to each director who has filed with IKON an election to receive options in lieu of all or a portion of his or her Board and/or committee fees. The options are exercisable for twenty years (except in the case of death), but generally may not be exercised prior to the twelve-month anniversary of the date of grant.

 Annual Option Grant

  In addition to the above options, each independent director receives an automatic annual grant of options to purchase 7,000 shares of IKON common stock pursuant to the Directors' Option Plan. Options are granted at an exercise price equal to the fair market value of IKON common stock on the date of grant. Options are immediately exercisable and remain exercisable for a period of ten years from the date of grant.

 Restricted Stock Awards

  Each non-employee director also receives an annual award of 1,750 shares of restricted common stock, which vest 20% per year beginning on the first anniversary of the date of grant.

 New Director Options

  Each new non-employee director of IKON receives a one-time grant of 25,000 options to purchase IKON common stock. The options are granted at an exercise price equal to the fair market value of IKON common stock on the date of grant, vest 20% per year beginning on the first anniversary of the date of grant, and have a ten-year term.

                           GENERAL AND OTHER MATTERS

  The Board knows of no matter, other than as referred to in this proxy statement, which will be presented at the 2001 annual meeting of shareholders. However, if other matters properly come before the meeting or any of its adjournments, the person or persons voting the proxies will vote them in accordance with their judgment in such matters.

  The cost of soliciting proxies will be borne by the Company. Employees of IKON may solicit proxies personally or by telephone. In addition to solicitation by mail and by employees, arrangements have been made with Georgeson Shareholder Communication, Inc. to solicit proxies, at an expected cost of $9,000 (plus out-of-pocket expenses).

  Votes are tabulated by National City Bank, the Company's transfer agent. Shares represented by abstentions are counted in determining the number of shares present at a meeting, but are not counted as a vote in favor of a proposal, and therefore have the same effect as a vote withheld or a vote against. Broker non-votes are counted in determining the number of shares present at the meeting, but are treated as shares not voted with respect to each proposal.

  You are urged to sign and return your proxy promptly to make certain your shares will be voted at the meeting. If you sign and return your proxy, but do not vote on any director nominee, your shares will be voted in accordance with the recommendation of the Board of Directors. You may revoke the proxy at any time before it is voted by giving notice to the Secretary of IKON, and if you attend the meeting, you may vote your shares in person. For your convenience, a return envelope is enclosed, requiring no additional postage if mailed in the United States.

Independent Accountants

  On October 24, 2000, pursuant to a recommendation of the Audit Committee of the Company, the Board approved the engagement of PwC as the Company's independent auditors for the fiscal year ending September 30, 2001. Representatives of PwC are expected to be present at the meeting, will have the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

  The reports of the Company's previous independent auditors, Ernst & Young, LLP ("E&Y"), on the Company's consolidated financial statements for the fiscal years ended September 30, 1999 and 1998 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

  In connection with the audits of the Company's financial statements for the Company's fiscal years ended September 30, 2000 and 1999, and the interim period through December 28, 1999 (the date of E&Y's dismissal as the Company's independent auditor), (1) there were no disagreements with E&Y on any matters of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of E&Y, would have caused E&Y to make a reference to the matter of the disagreements in connection with its reports in the financial statements for such years; and (2) there were no "reportable events" as that term is described in Item 304(a)(1)(v) of Regulation S-K.

2002 Annual Meeting

  Shareholders may submit proposals on matters appropriate for shareholder action at the Company's annual meetings consistent with the Company's Code of Regulations and regulations adopted by the SEC. For shareholder proposals to be considered by the Board for inclusion in the Proxy Statement and form of proxy relating to the 2002 annual meeting of shareholders, they must be received by the Company not later than September 7, 2001. If any shareholder wishes to present a proposal to the 2002 annual meeting of shareholders that is not included in the Company's Proxy Statement relating to such meeting and fails to submit such proposal to the Secretary of the Company on or before November 21, 2001, then the Board will be allowed to use its discretionary voting authority when the proposal is raised at the annual meeting. All proposals should be addressed to the Company at P.O. Box 834, Valley Forge, PA 19482-0834, Attention: Secretary. Nothing in this paragraph shall be deemed to require the Company to permit presentation of a shareholder proposal or to include in its proxy materials relating to such annual meeting of shareholders any shareholder proposal which does not meet all of the requirements for presentation or inclusion established by the Company's Code of Regulations and/or the regulations of the SEC at that time in effect.

Annual Report on Form 10-K

  Upon the written request of any shareholder entitled to vote at the upcoming Annual Meeting, the Company will furnish to such shareholder, without charge, a copy of the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 2000. Such requests should be directed to IKON's website at www.IKON.com or to: Investor Relations, IKON Office Solutions, Inc., P.O. Box 834, Valley Forge, PA 19482-0834.

                                          DON H. LIU
                                           Secretary

January 4, 2001

                                                                     Appendix A

                             IKON OFFICE SOLUTIONS

                            Audit Committee Charter

Responsibilities and Reporting

  The Audit Committee reports to the Board of Directors and shall assist the Board of Directors in fulfilling its responsibilities to shareholders relating to the quality and integrity of corporate accounting and reporting, internal controls and the audit process. The Committee shall, on behalf of the Board, assess the independence of the company's internal and external audit effort, review management's and the auditors' assessment of the adequacy of the system of internal control and their assessment of the adequacy of financial disclosures to shareholders. Additionally, the Committee may perform other oversight functions as requested by the Board.

  The Committee shall report its activities to the full Board regularly and issue annually a summary report to be included in the company's proxy statement that discloses that the Audit Committee has:

 . Reviewed financial statements with management and the independent accountants.

 .  Discussed matters outlined in SAS 61 (Communications with Audit Committee).

 . Discussed with the independent accountants their independence relative to the company and received their annual disclosure in the form of a written affirmation.

  This report shall also disclose whether the Audit Committee recommends to the Board of Directors that the audited financial statements be included in the company's Annual Report on Form 10-K.

  The names of the Audit Committee members shall be printed in the company's proxy statement beneath the annual audit committee report. Also, the Audit Committee Charter shall be disclosed in the company's proxy statement appendix once every three years.

Members/Composition

  The Audit Committee shall be composed of not less than three members, appointed annually by the Board. All of the members of the audit committee shall be outside directors, having general knowledge about financial and auditing matters, with at least one member having accounting or financial management expertise. Also, each member of the Committee shall be free of any relationship that interferes with exercising independent judgment.

Orientation/Ongoing Training for Committee Members

  The Audit Committee shall be briefed from time to time by top management, risk managers, compliance managers, information technology leaders, and internal and external auditors on key topics, such as business and financial risks, exposures, complex transactions, operational issues, and legal or regulatory issues. New members shall, as deemed necessary, have access to company management and specific information to get the requisite background on key business practices, policies, risks and issues.

Meetings

  The Committee shall meet at least four times a year.

Authority

  The Audit Committee is granted authority to investigate any activity of the company and it is empowered to retain persons having special competence as necessary to assist the Committee in fulfilling its responsibilities.

Continuous Flow of Information to Committee Members

  The Audit Committee shall identify and routinely access all relevant information necessary to carry out its responsibilities, including key operating reports of the company. The Committee shall, at its discretion, make use of outside resources to help review and assess such information.

Specific Duties

 Relationship with Independent Accountants

 . Annually review the qualifications of and recommend to the Board the appointment of independent auditors for the company. In connection with such recommendations, the Committee shall review fees paid to and services performed by the independent accountants, as well as affirm that the independent accountants are in fact independent by obtaining written affirmation from the independent accountants. The Committee shall also review annually the type and extent of non-audit services performed by the independent accountants and consider their relevance to the issue of independence.

 . Provide for direct communication between the Board and the independent accountants in order to assure their independence. The Committee will provide immediate access through the Audit Committee Chairman for the independent accountants to report any special matters they believe should be brought to the attention of the Board.

  -- Maintain free and open communication with the independent accountants.
     Hold individual private sessions with the independent accountants at least annually.

 . Review with the independent accountants the scope and nature, as well as rigor of the audit process. Emphasis should be placed on their examination with regards to the accounting and financial areas where the Committee, management or the accountants believe special attention should be directed.

 .  Receive and review all reports from the independent accountants.

 . Review financial statements (including quarterly financial statements) with management, internal audit and the independent accountants. These discussions should include:

  -- quality of earnings

  -- reserves and accruals

  -- suitability of accounting principles

  -- any proposed changes or developments in accounting or financial reporting practices and other significant unusual events

  -- judgmental areas

  -- audit adjustments

  -- management's controls over the quarterly reporting process

  -- other inquiries where appropriate

 .  Review with the independent accountants:

  -- significant accounting estimates and the reasonableness of the assumptions

  -- results of their audit, including their opinion on the financial statements

  -- their evaluation of the adequacy and quality of the system of internal control and controls over the financial reporting process

  -- significant disputes, if any, with management, and

  -- cooperation received from management in the conduct of the audit

 .  Annually review the management letter comments and management's responses.

 . Clearly communicate the Committee's expectations of the independent auditors, at least on an annual basis, including the expected nature, style and timing of communications with the Committee, and any requests for expanded involvement in business, regulatory or other issues. Performance against those expectations shall be measured regularly.

 Relationship with Internal Audit Department

 .  Provide for direct communication between the Board and the Internal Audit
   Department in order to assure its independence. The Committee will provide immediate access, through the Audit Committee Chairman, for the Internal Auditors to report any special matters they believe should be brought to the attention of the Board.

  -- Maintain free and open communication with Internal Audit. Hold individual private sessions with Internal Audit at least annually.

 . Review and affirm the appointment or dismissal of the Vice President, Internal Audit.

 . Review the Internal Audit Department's objectives and resources, its annual budget and audit plan, including its coordination with the examination performed by the independent accountants, and its audit activity reports.

 . Review officers' expenses and benefits for compliance with approved policies and procedures.

 . Review the results of the Internal Audit activities each quarter and for the year. This review should include evaluation of the quality of internal controls and the adequacy of management's actions to address control weaknesses.

 . Clearly communicate the Committee's expectations of the Internal Auditors, at least on an annual basis, including the expected auditor involvement in reviewing controls, monitoring specific areas of concern, communicating with the Committee, and any requests for expanded involvement in regulatory or other issues. Performance against those expectations shall be measured regularly.

 Relationship with Management

 . Before publication, review the annual financial statements and related footnotes and Management's Discussion and Analysis of Financial Condition and Results of Operations contained in the company's annual report on Form 10-K and Annual Report to Shareholders.

 . Review any significant changes in accounting principles proposed by management.

 . Inquire whether a second opinion regarding a significant accounting matter had been sought and, if so, discuss the accounting selected.

 . Review the significant accounting and reporting developments affecting company.

 .  Review the quality of internal controls.

 . Maintain free and open communication with management. Hold individual private sessions with management at least annually.

Specific Duties

 Other

 . Review periodically with management the program established to monitor compliance with the company's Code of Ethics.

 . Review with management, internal audit and the independent public accountant the company's compliance with laws, regulations, policies, ethics and rules regarding conflicts of interest.

 . Periodically review with management the status of any significant pending litigation, tax matters and other legal and compliance areas involving the company.

 .  Periodically perform self-assessment of audit committee performance.

 . Review financial and accounting personnel succession planning within the company.

 . Review and reassess the adequacy of the Audit Committee Charter at least annually and submit such proposed changes to the Board for approval.

                                    ******

                        PROMPTLY COMPLETE AND RETURN THE
                      PROXY/VOTING INSTRUCTION FORM BELOW
                            IN THE ENVELOPE PROVIDED

                   Carefully fold & detach along perforation
--------------------------------------------------------------------------------


               PROXY/VOTING INSTRUCTION CARD
                IKON OFFICE SOLUTIONS, INC.

     This proxy is solicited on behalf of the Board of Directors of IKON Office Solutions, Inc. The undersigned hereby appoints Don H. Liu and Irene
    A. Belot-Pave, or either of them, each with power of substitution, as proxies for the undersigned to vote all shares of Common Stock of IKON Office
    Solutions, Inc. which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held on February 21, 2001, and any adjournments thereof ("2001 Annual Meeting"), as hereinafter specified and, in their discretion, upon such other matters as may properly come before the meeting. The presence at the 2001 Annual Meeting, in person or by proxy, of at least a majority of the votes entitled to be cast at the meeting constitutes a quorum.
     For employees of IKON Office Solutions, Inc., this proxy also provides voting instructions for shares held for the account of the undersigned in the IKON Office Solutions, Inc. Retirement Savings
    Plan. The trustees for the Plan will vote these shares as directed, provided you sign and return a proxy containing your voting instructions by February 15, 2001. If no voting instructions are received, the trustees of the Plan may vote your shares in their discretion (in the absence of voting instructions, the trustees will generally vote your shares in accordance with the recommendation of the Board of Directors). Shares owned by you other than those held in the Plan will be voted only if you sign and return a proxy, or attend the meeting and vote by ballot. If you return a proxy and fail to specify a choice on any matter, your shares will be voted in accordance with the recommendation of the Board of Directors.
     The Board of Directors recommends a vote in favor of the proposal described below. Member firms of the New York Stock Exchange have authority to vote on the proposal described below as a routine item and need not decline to vote in the absence of voting instructions from an investor.
     1. Election of Directors (Mark only one)

      [_] Vote FOR all nominees listed below and recommended by the Board of Directors
                                  [_] Vote WITHHELD from all nominees
       (except as directed to the contrary below)

    Judith M. Bell, James R. Birle, Philip E. Cushing,
        James J. Forese, Robert M. Furek, Thomas R.
    Gibson, Richard A. Jalkut, Arthur E. Johnson, Kurt
                 M. Landgraf, Marilyn Ware
    INSTRUCTION: To withhold authority to vote for any
     individual nominee, write that nominee's name in
                 the space provided below.
---------------------------------------------------
           (continued, and to be signed, on other side)

            PROMPTLY COMPLETE AND RETURN THE
          PROXY/VOTING INSTRUCTION FORM BELOW
                IN THE ENVELOPE PROVIDED

       Carefully fold & detach along perforation
--------------------------------------------------------------------------------


 (continued from other side)

                                             NO.
  [_] Mark Here if
   You Plan to
   Attend 2001
   Annual Meeting.
   In order to
   attend the
   meeting, you must
   present an
   admission ticket
   or provide
   separate
   verification of
   share ownership.
   An admission
   ticket will be
   mailed to any
   shareholder who
   indicates an
   intention to
   attend.


            -


  PLEASE SIGN, DATE, DETACH AND RETURN THIS PROXY,
  USING THE ENCLOSED POSTAGE PREPAID REPLY ENVELOPE.

                   Dated ______ SIGN HERE ___________
                   When shares are held by joint
                   tenants, both joint tenants
                   should sign. When signing as
                   attorney, executor,
                   administrator, trustee or
                   guardian, please give full title
                   as such. If the signer is a
                   corporation, sign the full
                   corporate name by duly authorized
                   officer. This proxy revokes all
                   proxies heretofore given.

*